                                                                     EXHIBIT 2.4

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 23rd day of January, 2001, by and among Red Robin International, Inc., a Nevada corporation ("Red Robin"), Red Robin Gourmet Burgers, Inc., a Delaware corporation and a wholly-owned subsidiary of Red Robin ("RRGB"), and Red Robin Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of RRGB ("RRMS").

          WHEREAS, Red Robin desires to create a new holding company structure by effecting a merger whereby RRMS will merge with and into Red Robin, with (a) Red Robin continuing as the surviving corporation of such merger and (b) each outstanding share (or any fraction thereof) of the common stock of Red Robin, par value $.001 per share ("Red Robin Common Stock") being converted in such merger into a like number of shares of the common stock of RRGB, par value $.001 per share, ("RRGB Common Stock"), all in accordance with the terms of this Agreement (the "Merger") and the provisions of the Delaware General Corporation Law and the Nevada General Corporation Law;

          WHEREAS, the Boards of Directors of Red Robin, RRGB and RRMS have approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                     MERGER

          1.01. The Merger. In accordance with the provisions of this Agreement,
                ----------
the General Corporation Law of the State of Delaware and the General Corporation Law of the State of Nevada, at the Effective Time (as defined in Article IV hereof), RRMS shall be merged with and into Red Robin, the separate existence of RRMS shall cease, and Red Robin shall continue as the surviving corporation (the "Surviving Corporation") under the name Red Robin Operating Company, Inc.

          1.02. Surviving Corporation. Upon the consummation of the Merger, the
                ---------------------
Surviving Corporation shall succeed to and retain, without other transfer, all of the rights and property of RRMS, including any and all contracts or agreements under which RRMS is a party or beneficiary, and shall be subject to all of the debts, obligations and liabilities of RRMS in the same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of Red Robin and RRMS shall be preserved unimpaired; provided, that such rights and liens shall be limited, if at all, in
            --------
the same manner as in effect immediately prior to the Effective Time; any action or proceeding pending by or against RRMS may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

                                   ARTICLE II

                        ARTICLES OF INCORPORATION; BYLAWS

          2.01. Articles of Incorporation. Except as provided herein, the
                -------------------------
Articles of Incorporation of Red Robin, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

          2.02. Bylaws. The Bylaws of Red Robin, as in effect at the Effective
                ------
Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

                                   ARTICLE III

                             DIRECTORS AND OFFICERS

          3.01. Directors. At the Effective Time, the Board of Directors of the
                ---------
Surviving Corporation shall be Edward T. Harvey, Gary J. Singer and Michael J. Snyder until their respective successors are elected and qualified.

          3.02. Officers. At the Effective Time, the officers of Red Robin
                --------
immediately prior to the Effective Time shall be deemed to be the officers of Surviving Corporation until their respective successors shall be appointed and qualified.

                                   ARTICLE IV

                          EFFECTIVE TIME OF THE MERGER

          As used in this Agreement, the "Effective Time" of the Merger shall mean the date on which a Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and Articles of Merger have been duly filed with the Secretary of State of the State of Nevada.

                                    ARTICLE V

                                   CONVERSION

          5.01. Conversion of Shares. At the Effective Time, by virtue of the
                --------------------
Merger and without any action on the part of Red Robin, RRGB, RRMS or the holder of any securities of Red Robin, RRGB or RRMS:

          (a) Conversion of Red Robin Common Stock. Each share of Red Robin Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of RRGB Common Stock.

          (b) Conversion of Common Stock of RRMS. Each share of the common stock of RRMS issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (c) Cancellation of Common Stock of RRGB. Each share of RRGB Common Stock that is owned by Red Robin immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

          (d) Rights of Certificate Holders. From and after the Effective Time, holders of certificates formerly evidencing Red Robin Common Stock shall cease to have any rights as stockholders of Red Robin, except as provided by law; except, however, that such holders shall have the rights set forth in Section
5.02 herein.

          5.02. No Surrender of Certificates. Until thereafter surrendered for
                ----------------------------
transfer or exchange, each outstanding stock certificate that, immediately prior to the Effective Time, evidenced Red Robin Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of RRGB Common Stock into which such shares of Red Robin Common Stock were converted pursuant to the provisions of Section 5.01(a) herein.

          5.03. Assumption of Stock Option Plans. As a condition to the Merger,
                --------------------------------
Red Robin and RRGB shall, as of the Effective Time, execute, acknowledge and deliver an assignment and assumption agreement pursuant to which RRGB will, from and after the Effective Time, assume and agree to perform all obligations of Red Robin pursuant to Red Robin's (i) 1990 Incentive Stock Option and Nonqualified Stock Option Plan, (ii) 1996 Stock Option Plan, and (iii) 2000 Management Performance Common Stock Option Plan (collectively, the "Stock Option Plans"). As of the Effective Time, all options to purchase shares of Red Robin Common Stock which have been granted and are then outstanding and unexercised under the Stock Option Plans ("Existing Stock Option") shall be converted into options to purchase an equivalent number of shares of RRGB Common Stock at the same exercise price, for the same period and subject to substantially the same terms and conditions including any stockholder approval which may be required with respect to the Stock Option Plans applicable to the relevant Existing Stock Option ("Substitute Option"); provided, however, that after the Effective Time
                              --------  -------
no exercise shall occur unless and until the holder of the Existing Stock Option shall have executed and delivered to RRGB an instrument in such form as RRGB may prescribe to evidence his or her acceptance of the terms and conditions of the Substitute Option.

          5.04. Reservation of Shares. On or prior to the Effective Time, RRGB
                ---------------------
shall reserve sufficient authorized but unissued shares of RRGB Common Stock to provide for the issuance of RRGB Common Stock upon the exercise of options payable and outstanding under the Stock Option Plans, as assumed by RRGB.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

          The obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Effective Time, of each of the following conditions:

          6.01. Assumption of Stock Option Plans. Pursuant to Section 5.03
                --------------------------------
above, Red Robin and RRGB shall, as of the Effective Time, execute, acknowledge and deliver an assignment and assumption agreement pursuant to which RRGB will, from and after the Effective Time, assume and agree to perform all obligations of Red Robin pursuant to the Stock Option Plans.

          6.02. Consents and Approvals. All registrations, filings,
                ----------------------
applications, notices, consents, orders or approvals ("Approvals") necessary to effect the transactions contemplated hereby shall have been filed, made or obtained, including, but not limited to, any Approvals required by applicable state liquor license boards.

          6.03 Stockholder Approval. A majority of the stockholders of each of
               --------------------
Red Robin, RRMS and RRGB shall have voted to approve this Agreement and the Merger.

                                   ARTICLE VII

                                  MISCELLANEOUS

          7.01. Termination. Notwithstanding the approval of this Agreement by
                -----------
the stockholders of RRGB, RRMS and Red Robin, this Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Boards of Directors of RRMS, RRGB and Red Robin.

          7.02. Waiver; Amendment. Any of the terms or conditions of this
                -----------------
Agreement may be waived at any time by whichever of the parties is, or the stockholders of which are, entitled to the benefit thereof by a writing executed on behalf of such party; and this Agreement may be amended, modified or supplemented in any manner at any time by an agreement in writing executed on behalf of each of the parties hereto; provided, however, that no such waiver,
                                      --------  -------
amendment, modification or supplement shall be made which shall change any of the principal terms of this Agreement without the further approval of the stockholders of RRGB, RRMS and Red Robin.

          7.03. Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first above written.

                                                RED ROBIN INTERNATIONAL, INC.,
                                                a Nevada corporation


                                                By: /s/ Michael J. Snyder
                                                    ----------------------------
                                                        Michael J. Snyder
                                                        President


                                                RED ROBIN MERGER SUB, INC.,
                                                a Delaware corporation


                                                By: /s/ Michael J. Snyder
                                                    ----------------------------
                                                        Michael J. Snyder
                                                        President


                                                RED ROBIN GOURMET BURGERS, INC.,
                                                a Delaware corporation


                                                By: /s/ Michael J. Snyder
                                                    ----------------------------
                                                        Michael J. Snyder
                                                        President